Exhibit 2.1

Confidential

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

SONIC INNOVATIONS, INC.,

SAXOPHONE MERGER SUB, INC.,

SAXOPHONE ACQUISITION CORPORATION,

TYMPANY, INC.,

THE SHAREHOLDERS OF TYMPANY, INC.

AND,

CHRISTOPHER L. WASDEN AS SHAREHOLDER REPRESENTATIVE

Dated as of December 6, 2004

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	First Merger Articles of Merger

Exhibit B	Second Merger Articles of Merger

Exhibit C	Second Merger Certificate of Merger

-iii-

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of December 6, 2004 by and among Sonic Innovations, Inc., a Delaware corporation (“Parent”), Saxophone Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub I”), Saxophone Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), Tympany, Inc., a Texas corporation (the “Company”), the Company shareholders set forth on the signature pages hereto (each a “Shareholder” and collectively, the “Shareholders”) and Christopher L. Wasden as the “Shareholder Representative.”

RECITALS

A. The Boards of Directors of each of the Company and Parent believe that the Transaction (as defined below) is in the best interests of each company and their respective shareholders.

B. Upon the terms and subject to the conditions of this Agreement, Parent, Merger Subs and the Company intend to effect (i) a merger, in accordance with the applicable provisions of the Texas Business Corporation Act, as amended (the “TBCA”), of Merger Sub I with and into the Company (the “First Merger”) with the separate existence of Merger Sub I terminating and the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the Company as the surviving corporation after the First Merger is hereinafter sometimes referred to as the “First-Step Surviving Corporation”) and (ii), immediately following the effectiveness of the First Merger, a merger, in accordance with the applicable provisions of the TBCA and Delaware General Corporation Law, as amended (the “DGCL”), of the First-Step Surviving Corporation with and into Merger Sub II (the “Second Merger”) with the separate existence of the First-Step Surviving Corporation terminating and Merger Sub II continuing as the surviving corporation and as a wholly owned subsidiary of Parent (Merger Sub II as the surviving corporation after the Second Merger is hereinafter sometimes referred to as the “Surviving Corporation” and the First Merger and Second Merger are hereinafter sometimes referred to together as the “Transaction”).

B. The Board of Directors of the Company has (i) approved and declared advisable this Agreement, (ii) has approved the Transaction and the other actions contemplated by this Agreement and (iii) has determined it will recommend that the shareholders of the Company approve this Agreement and the Transaction.

C. Pursuant to the Transaction, among other things, all of the issued and outstanding shares of capital stock of the Company (the “Company Stock”) shall be converted into the right to receive the consideration set forth herein.

D. The parties intend that the First Merger and the Second Merger shall be treated as an integrated transaction and that the Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. By executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of Section 368 of the Code.

E. The Company, the Shareholders, Parent and Merger Subs desire to make certain representations and warranties and other agreements in connection with the Transaction.

NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

ARTICLE I

THE TRANSACTION

1.1 The Transaction. At the Effective Time of the First Merger (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the TBCA, Merger Sub I shall be merged with and into the Company, the separate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. At the Effective Time of the Second Merger (as defined in Section 1.2), and upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the TBCA and DGCL, the First-Step Surviving Corporation shall be merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

1.2 Effective Time. The closing of the First Merger (the “Closing”) will take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, Utah, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause (i) the First Merger to be consummated by filing the appropriate Articles of Merger with the Secretary of State of the State of Texas in the form attached hereto as Exhibit A (the “First Merger Articles of Merger”), in accordance with the relevant provisions of the TBCA (the time of acceptance by the Secretary of State of the State of Texas of such applicable filing being referred to herein as the “Effective Time of the First Merger”) and (ii), immediately after the Effective Time of the First Merger, the Second Merger to be consummated by filing the appropriate Articles of Merger with the Secretary of State of the State of Texas in the form attached hereto as Exhibit B (the “Second Merger Articles of Merger”), in accordance with the relevant provisions of the TBCA, and the appropriate Certificate of Merger with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit C (the “Second Merger Certificate of Merger”), in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of the State of Texas of the Second Merger Articles of Merger and the Secretary of State of the State of Delaware of the Second Merger Certificate of Merger being referred to herein as the “Effective Time of the Second Merger”). The Effective Time of the First Merger and the Effective Time of the Second Merger are hereinafter sometimes referred to together as the “Effective Time.”

1.3 Effect of the Transaction. At the Effective Time of the First Merger, the effect of the First Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the First Merger, all the property, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the

First-Step Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub I shall become the debts, liabilities, obligations and duties of the First-Step Surviving Corporation. At the Effective Time of the Second Merger, the effect of the Second Merger shall be as provided in the applicable provisions of the TBCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Second Merger, all the property, rights, privileges, powers and franchises of the First-Step Surviving Corporation and Merger Sub II shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the First-Step Surviving Corporation and Merger Sub II shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.4 Certificate of Incorporation; Bylaws.

(a) First Merger

(i) Unless otherwise determined by Parent prior to the Effective Time of the First Merger, at the Effective Time of the First Merger, the Articles of Incorporation of the First-Step Surviving Corporation, as in effect immediately prior to the Effective Time of the First Merger, shall be amended and restated to be identical to the Articles of Incorporation of Merger Sub I until thereafter amended as provided by law and such Articles of Incorporation.

(ii) Unless otherwise determined by Parent prior to the Effective Time of the First Merger, the Bylaws of Merger Sub I, as in effect immediately prior to the Effective Time of the First Merger, shall be the Bylaws of the First-Step Surviving Corporation until thereafter amended.

(b) Second Merger

(i) Unless otherwise determined by Parent prior to the Effective Time of the Second Merger, at the Effective Time of the Second Merger, the Certificate of Incorporation of Merger Sub II, as in effect immediately prior to the Effective Time of the Second Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is Tympany, Inc.”

(ii) Unless otherwise determined by Parent prior to the Effective Time of the Second Merger, the Bylaws of Merger Sub II, as in effect immediately prior to the Effective Time of the Second Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. The directors and officers of the Surviving Corporation immediately after the Effective Time of the Second Merger shall be as follows:

(a) Directors: Christopher L. Wasden; Andrew G. Raguskus (Chairman); and Stephen L. Wilson; and

(b) Officers: Christopher L. Wasden, President; Mitchell L. Wasden, Vice President; and Kenneth Barrow, Vice President.

1.6 Effect of First Merger on Capital Stock; Merger Consideration.

(a) Conversion of Company Stock. At the Effective Time of the First Merger, each share of the Company’s common stock, no par value (the “Company Common Stock”), and each share of the Company’s Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred”), that is issued and outstanding immediately prior to the Effective Time of the First Merger shall, by virtue of the First Merger and without any action on the part of Merger Sub I, the Company, or the Company’s shareholders, be canceled and extinguished and each of the Company’s shareholders shall have the right to receive such shareholder’s pro rata portion (based on such shareholder’s equity ownership in the Company and according to the preferences set forth in the Company’s Articles of Incorporation, as amended and in effect immediately prior to the Effective Time of the First Merger, as described on the Allocation Schedule provided by the Company to Parent in connection herewith (the “Allocation Schedule”)) of (i) $2,000,000 in value (the “Initial Consideration”), comprised 60% in cash and 40% in shares of Parent’s common stock, par value $.001 (“Parent Common Stock”), and (ii) the Earnout payments described in Section 1.12 below (together with the Initial Consideration, the “Merger Consideration”), subject to the terms hereof. The total number of shares of Parent Common Stock to be issued as part of the Initial Consideration shall be determined by dividing (a) the dollar amount equal to the percentage of the Initial Consideration to be paid in shares of Parent Common Stock by (b) the average closing price for a share of Parent Common Stock on the Nasdaq National Market for the twenty (20) trading days immediately preceding the Effective Time of the First Merger (the “Trading Price”). For purposes of calculating the number of shares of Parent Common Stock to be issued to each of the Company’s shareholders pursuant to this Section 1.6(a), all fractional shares of Parent Common Stock that a shareholder would otherwise be entitled to receive shall be aggregated and if a fractional share results from such aggregation, the number of shares otherwise issuable shall be rounded to the nearest whole share, with one half share or more being rounded up.

(b) Cancellation of Company Options, Warrants and Other Convertible Securities. Prior to the Effective Time of the First Merger, (i) all warrants convertible into capital stock, options or similar rights to purchase capital stock of the Company, including but not limited to options outstanding under the Company’s 2001 Stock Option Plan or otherwise, shall be exercised and converted into capital stock or canceled and made of no further force and effect; and (ii) all convertible promissory notes and convertible securities not addressed in clause (i) above shall have been converted into capital stock.

(c) Shareholder Loans. In the event that any Shareholder has outstanding loans from the Company as of the Effective Time of the First Merger, the Initial Consideration payable to such Shareholder pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder’s loans as of the Effective Time of the First Merger. Such loans shall be satisfied as to the amount by which the consideration is reduced pursuant to this Section 1.6(c).

(d) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time of the First Merger, by virtue of the First Merger and without any action on the part of any party, each share of capital stock of the Company owned by Parent, Merger Subs, the Company or any direct or indirect wholly owned subsidiary thereof, immediately prior to the Effective Time of the First Merger, shall be cancelled and extinguished without any conversion thereof.

(e) Capital Stock of Merger Sub I. At the Effective Time of the First Merger, each share of common stock of the Merger Sub I issued and outstanding immediately prior to the Effective Time of the First Merger shall remain unchanged and such share shall represent one validly issued, fully paid and nonassessable share of common stock of the First-Step Surviving Corporation. Each stock certificate of Merger Sub I evidencing any ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the First-Step Surviving Corporation.

1.7 Surrender of Certificates; Payment of Merger Consideration

(a) Exchange Agent. The Secretary of Parent or such other entity reasonably designated by Parent shall serve as exchange agent (the “Exchange Agent”) in the First Merger.

(b) Parent to Provide Merger Consideration. At the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the Initial Consideration payable pursuant to Section 1.6 hereof in exchange for outstanding shares of Company Stock and, thereafter, at each Earnout Payment Date (as defined in Section 1.12), Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the Earnout payments described below; provided, however, that, Parent shall withhold 25% of each Earnout payment out of the aggregate amount of Merger Consideration otherwise payable to the shareholders pursuant to Section 1.6 hereof (the “Hold Back Amount”) to be held by Parent pending later release to shareholders pursuant to Article VII if not used to indemnify or compensate Parent for breaches of representations, warranties or covenants, all as set forth in further detail in Article VII. Each shareholder shall be deemed to have contributed its pro rata portion of the Hold Back Amount, rounded to the nearest cent (with amounts greater than or equal to $0.005 rounded up) as set forth on the Allocation Schedule. The Hold Back Amount shall be withheld entirely from the cash portion of each Earnout payment.

(c) Exchange Procedures. At the Closing, the Shareholder Representative shall surrender to the Exchange Agent for cancellation all certificates which immediately prior to the Effective Time of the First Merger represented outstanding shares of Company Stock held by the Shareholders (the “Certificates”) duly endorsed in blank or accompanied by duly completed and validly executed exchange documents and the holder of record of each such Certificate shall be entitled to receive from the Shareholder Representative in exchange for such Certificate the applicable Merger Consideration pursuant to Section 1.6 as delivered to the Shareholder Representative by the Exchange Agent pursuant to Section 1.7(b).

(d) Transfers of Ownership. If any payment is to be made to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(e) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the First-Step Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8 No Further Ownership Rights in Company Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the First-Step Surviving Corporation of shares of Company Stock that were outstanding immediately prior to the Effective Time of the First Merger. If, after the Effective Time, Certificates are presented to the First-Step Surviving Corporation or the Surviving Corporation, as the case may be, for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit in a form reasonably satisfactory to Parent and its counsel of that fact by the holder thereof, such amount as may be required pursuant to this Article I.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, to pay to the shareholders the Merger Consideration (including the Earnout payments to the extent earned in accordance with Section 1.12) pursuant to the terms hereof, and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Subs or to vest Parent with a 100% ownership interest in the Surviving Corporation, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

1.11 Merger Consideration Adjustment. In accordance with Section 5.2 of this Agreement, in the event that the Third Party Expenses (as defined in Section 5.2 hereof) incurred by the Company exceed $120,000, then (i) to the extent any such excess is known as of the Closing Date, such excess shall be subtracted from the Initial Consideration payable pursuant to Section 1.6 and credited as part of the Merger Consideration and paid promptly following the Closing, and (ii) to the extent any such excess is not known as of the Closing Date the excess shall when known be paid to Parent out of the Hold Back Amount described in Article VII.

1.12 Earnout. In addition to the Initial Consideration, Parent shall, semiannually as described below, as part of the Merger Consideration, pay, or cause to be paid, to the Shareholder Representative, in the name of and on behalf of the holders of Company Stock immediately prior to the Effective Time of the First Merger, certain additional payments with respect to semiannual periods in fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007 (collectively, the “Earnout”), subject to the following provisions:

(a) Definitions.

“Base Amount” means, as to any Member, the highest aggregate Net Hearing Aid Sales during any consecutive six-month period in the period between October 1, 2002 and September 30, 2004.

“Company Earnout Products” means the (i) products, software and service offerings of the Company currently being sold, distributed, disposed of, contracted for or licensed by the Company as of and prior to the Closing Date, as identified on the list delivered by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company, (ii) any future modifications and improvements by the Surviving Corporation thereto and derivations by the Surviving Corporation primarily based thereon and (iii) any refurbished products of such nature as described in (i) or (ii).

“Earnout Payment Date” means the date an Earnout payment is paid as required pursuant to this Section 1.12.

“GAAP” means United States generally accepted accounting principles.

“Member” means a participant, including physicians and hearing health professionals, participating in Parent’s Hearing Health Network.

“Net Company Product Revenue” means the amount of net revenue recognized by the Surviving Corporation or Parent, without duplication, in accordance with GAAP and Parent’s revenue recognition policies from the sale of, or revenues generated from services associated with, Company Earnout Products during the relevant semiannual period.

“Net Hearing Aid Sales” means gross sales of Parent hearing aid products less actual returns.

“Parent Common Stock Price” means the average closing price for Parent Common Stock on the Nasdaq National Market for the twenty (20) trading days immediately preceding the conclusion of each semiannual Earnout period.

“Parent’s Hearing Health Network” means Parent’s and Surviving Corporation’s network of physicians and hearing care professionals that treat hearing loss, educate and counsel patients and/or dispense hearing aids.

(b) Calculation of the 2005 Earnout. Subject to the conditions set forth herein, the 2005 Earnout payments for each semiannual period in such year shall equal the sum of

(i) .35 x Net Company Product Revenue; plus

(ii) .10 x (Net Hearing Aid Sales for all Members less the Base Amount for all such Members).

(iii) For the semiannual period beginning January 1, 2005, Net Company Product Revenues for such period shall include net revenues from Company Earnout Products sold in December of 2004, computed in accordance with GAAP and Parent’s revenue recognition policies.

(c) Calculation of the 2006 Earnout. Subject to the conditions set forth herein, the 2006 Earnout payments for each semiannual period in such year shall equal the sum of

(i) .35 x Net Company Product Revenue; plus

(ii) .10 x (Net Hearing Aid Sales for all Members less 105% of the Base Amount for all such Members).

(d) Calculation of the 2007 Earnout. Subject to the conditions set forth herein, the 2007 Earnout payments for each semiannual period in such year shall equal the sum of:

(i) .35 x (Net Company Product Revenue in such semiannual period of 2007 in excess of the Net Company Product Revenue in the corresponding semiannual period of 2006); plus

(ii) ..20 x (Net Company Product Revenue in such corresponding semiannual period of 2006) (provided, however, if the Net Company Product Revenue in such corresponding semiannual period of 2007 is less than the Net Company Product Revenue in the corresponding semiannual period of 2006 then the Net Company Product Revenue from such semiannual period of 2007 shall be used); plus

(iii) .10 x (Net Hearing Aid Sales for all Members less 110% of the Base Amount for all such Members).

(e) Non-US Direct Sales. Notwithstanding the Earnout calculation provisions set forth above but subject to the conditions set forth herein, the 2005, 2006 and 2007 Earnout payments for each semiannual period in such year shall include, for sales outside the United States of hearing aid products of Parent sold by Parent or its affiliates to customers that were tested with Company Earnout Products during the relevant Earnout period (“Non-US Direct Sales”), 10% of the amount of net revenue recognized by Parent in accordance with GAAP and Parent’s revenue recognition policies directly attributable to Non-US Direct Sales.

(f) Payment of Cash and Parent Common Stock. Each Earnout payment shall be paid by Parent to the Shareholder Representative 60% in cash and 40% in Parent Common Stock. Each Earnout payment shall be allocated among the shareholders according to the preferences set forth in the Company’s Articles of Incorporation, as amended and in effect immediately prior to the Effective Time of the First Merger, as described on the Allocation Schedule. The number of shares of Parent Common Stock to be issued in payment of any portion of the Earnout shall be determined by dividing (a) the dollar amount of the Earnout payment to be paid in Parent Common Stock by (b) Parent Common Stock Price. For purposes of calculating the number of shares of Parent Common Stock to be issued to each of the Company’s shareholders pursuant to this Section 1.12(f), all fractional shares of Parent Common Stock that a shareholder would otherwise be entitled to receive shall be aggregated and if a fractional share results from such aggregation, the number of shares otherwise issuable shall be rounded to the nearest whole share, with one half share or more being rounded up.

(g) Notice of Determination; Earnout Dispute Resolution.

(i) Within thirty (30) days following the end of the applicable semiannual period, Parent will deliver to the Shareholder Representative a statement that includes each element of the calculation of the applicable Earnout payment (“Earnout Statement”).

(ii) The amount of any Earnout payment (or the calculation and statement that no Earnout payment is due under this Section 1.12) set forth in the Earnout Statement shall be binding on the shareholders, unless the Shareholder Representative presents to Parent within ten (10) days after the date of the applicable Earnout Statement (the “Earnout Objection Deadline”) written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement and the Shareholder Representative’s calculation of the applicable Earnout payment amount (including a statement with each element of the Shareholder Representative’s calculation thereof) (the “Earnout Objection Statement”). Parent and the Shareholder Representative shall attempt in good faith during the thirty (30) days immediately following Parent’s timely receipt of the Earnout Objection Statement to resolve any disagreement with respect to such Earnout payment (the “Earnout Dispute Resolution Period”).

(iii) If, at the end of the Earnout Dispute Resolution Period, Parent and the Shareholder Representative have not resolved all disagreements with respect to the calculation of the applicable Earnout payment, Parent and the Shareholder Representative will refer the items of disagreement for determination to an independent accounting firm selected by Parent and reasonably acceptable to the Shareholder Representative (the “Independent Accountant”), and the parties will be reasonably available and work diligently to facilitate the Independent Accountant rendering a determination within the 20-day period immediately following the referral to the Independent Accountant. A determination by the Independent Accountant with respect to any item of disagreement submitted to it will be binding on Parent and the Shareholders. The Independent Accountant, Parent and Shareholder Representative will enter into such engagement letters as required by the Independent Accountant to perform under this Section 1.12. The fees and disbursements of the Independent Accountant under this Section 1.12 will be borne by the Shareholders collectively and any such amounts payable by the Shareholders shall be deducted from the Hold Back Amount or Earnout, if any; provided, however, that if the Independent Accountant determines that Parent underpaid any Earnout payment in an amount in excess of five percent (5%) of the final determined Earnout payment, Parent shall bear the entire costs of the Independent Accountant in connection with the review.

(h) Payment of Earnout. Payment of cash and delivery of Parent Common Stock, if any, representing an Earnout payment shall be payable to the Shareholder Representative within forty-five (45) days following the end of the semiannual period, subject to extension for any period necessary for dispute resolution pursuant to Section 1.12(g), after which, Parent shall make payment within five (5) days of such resolution. The Shareholder Representative shall act as paying agent and shall distribute any such cash or shares to the relevant Shareholders in accordance with this Agreement unless an alternate paying agent arrangement is otherwise agreed with Parent.

(i) Conduct of Business by Parent. Between the Closing Date and December 31, 2007, Parent agrees to:

(i) Finance up to 3,000 units of Company Earnout Products annually, subject to Parent’s unilateral right to repossess any unit placed after the Closing;

(ii) Provide to Surviving Corporation working capital in an amount sufficient for Surviving Corporation to employ or engage an aggregate of at least thirty (30) sales representatives (including consultants and distributors) by June 30, 2005, in each case subject to Parent’s employment practices and policies;

(iii) Finance within the first year following the Effective Date of the First Merger those Company Earnout Products that the Company is contractually obligated in writing to upgrade as set forth in the Schedule of Upgrades delivered to Parent at the Closing (the “Schedule of Upgrades”), which is estimated to be not less than 240 units, but which shall not exceed 290 units; and

(iv) Finance further development of Company Earnout Products in amounts not to exceed an aggregate of $1,000,000 in each of fiscal years 2005 and 2006; provided that Parent’s obligation to finance such further development of Company Earnout Products may be reduced in the event of extraordinary business circumstances.

(j) Parent Discretion. Notwithstanding any other provision of this Agreement, Parent retains the right, in its sole discretion, to refuse to enter into any agreement, understanding or arrangement that might or would lead to Net Company Product Revenue or Net Hearing Aid Sales if the Board of Directors of Parent determines in its good faith business judgment that the approval of such action would breach the directors’ fiduciary duties to Parent and its stockholders.

1.13 Payment in Stock.

(a) The shares of Parent Common Stock issued as part of the Merger Consideration will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The sale or transfer of such shares of Parent Common Stock may only be made in conformity with the provisions of the Securities Act and the rules of the Securities and Exchange Commission (“SEC”) promulgated thereunder and, unless registered under the Securities Act, (A) pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or (B) upon the receipt by Parent of an opinion in form and substance reasonably satisfactory to Parent from counsel to the effect that such transfer may be made without registration under the Securities Act. Parent may instruct its transfer agent to stop the transfer of any shares of Parent Common Stock issued as part of the Merger Consideration to provide for compliance with the provisions of this paragraph.

(b) Each certificate representing shares of Parent Common Stock issued as Merger Consideration shall bear a legend substantially in the form set forth below:

“THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, (2) THE SALE IS MADE IN

ACCORDANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR (3) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, REASONABLY SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.”

1.14 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock held by a holder who has satisfied the requirements of the TBCA to exercise his dissenter’s rights with respect to such shares (“Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the TBCA.

(b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall cease to be entitled to payment for his shares under the TBCA or shall waive his right to demand payment under the TBCA then, as of the later of the Effective Time of the First Merger and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement, including without limitation the hold back provisions set forth in Section 1.12 and Article VII hereof.

(c) The Company shall give Parent (i) prompt notice of its receipt of any notice of intent to demand payment pursuant to the TBCA or of any demand for payment pursuant to the TBCA, and any other written notices and demands from the dissenting shareholder and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands, provided that the Company will control the defense of all such proceedings and any negotiations and all expenses of such defense to be made by the Company. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Article VII hereof (x) the aggregate amount by which such payment or payments exceed the aggregate Merger Consideration that otherwise would have been payable in respect of such Dissenting Shares plus (y) the aggregate fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Parent or the Company in connection with calculating, settling or litigating the amount of, or making, any such payment.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in writing in the disclosure schedule delivered by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (referencing the appropriate section and paragraph numbers of the representations and warranties in this Agreement) (the “Company Disclosure Schedule”), which exceptions shall be deemed to be representations and warranties as if made hereunder, the Company represents and warrants to Parent as set forth in this Article II.

2.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or, to the knowledge of the Company, prospects of the Company (a “Material Adverse Effect”). The Company has delivered a true and correct copy of the Articles of Incorporation and Bylaws of the Company, each as amended to date, to Parent. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The Company has no, and has never had, any subsidiaries and does not directly or indirectly own (nor has it ever owned) any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any other corporation, partnership, joint venture or other business association or entity.

2.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock, of which 22,110,940 shares are issued and outstanding and 35,250,000 shares of Preferred Stock, all of which are designated Series A Preferred, of which 34,478,379 shares are issued and outstanding. The shares of the Company Stock held by each of the shareholders is set forth next to such shareholder’s name on the Allocation Schedule. There are no other outstanding shares of capital stock or voting securities. All outstanding shares of Company Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with state and federal securities laws. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, the Company represents that all outstanding shares of Company Stock are free of any liens, charges, claims, security interests or other encumbrances of any sort (“Liens”) and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company or, to the Company’s knowledge, any shareholder is a party or by which the Company or, to the Company’s knowledge, any shareholder is bound, which have not been duly waived on or prior to the Closing Date. For the purposes of this Agreement, “Liens” shall not include: (i) liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; (ii) liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; (iii) liens upon any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (iv) liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (v) liens in connection with the Existing Loan Documents (as defined in Section 2.2(a) of the Company Disclosure Schedule).

(b) The Company has not issued any options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

2.3 Authority, Conflicts, Consents.

(a) The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, which, in any of the foregoing instances, would have a Material Adverse Effect (any such event, a “Conflict”), (i) any provision of the Articles of Incorporation or Bylaws of the Company, as amended, or (ii) any mortgage, indenture, lease, material contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to the Company, or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, the securities laws of any foreign country and federal antitrust laws. Section 2.3(c) of the Company Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties (other than approvals by third parties’ in their capacity as shareholders of the Company) applicable to the operations of the Company that are required to be obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

2.4 Company Financial Statements. Section 2.4(a) of the Company Disclosure Schedule includes the Company’s audited financial statements (balance sheets, statements of operations, statements of shareholder’s equity and statements of cash flows) as of December 31, 2003 and 2002 and for the periods ended December 31, 2003 and 2002, and the Company’s unaudited balance sheet and statement of operations as of and for the nine (9) months ended September 30, 2004 (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as subject to normal recurring adjustments and do not contain the footnotes necessary to be in accordance with GAAP). The Financial Statements present fairly the financial position and operating results of the Company as of the dates and during the periods indicated therein. The balance sheet of the Company as of December 31, 2003 is hereinafter referred to as the “December Balance Sheet.” The unaudited balance sheet of the Company as of September 30, 2004 is hereinafter referred to as the “September Balance Sheet.” Since December 31, 2003 there has been no material change in the Company’s accounting policies.

2.5 No Undisclosed Liabilities. As of the date of this Agreement, other than as set forth in the Schedule of Upgrades and except for obligations incurred in the ordinary course of business which individually do not exceed $10,000 and which in the aggregate do not exceed $50,000, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which under GAAP would be required to be reflected in a consolidated balance sheet of the Company as of the date of this Agreement, which individually or in the aggregate, (i) has not been reflected in the September Balance Sheet and (ii) has not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the September Balance Sheet.

2.6 No Changes. Since September 30, 2004 to the date of this Agreement, there has not been, occurred or arisen any:

(a) transaction by the Company except in the ordinary course of business as conducted on that date;

(b) capital expenditure or commitment by the Company that has exceeded $50,000 individually or $100,000 in the aggregate;

(c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

(d) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware or other unlawful labor practice or action of which the Company has received written notice or of which the Company is aware; Section 2.6(d) of the Company Disclosure Schedule includes a list of all employees who have been terminated by the Company since January 1, 2002;

(e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

(f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the September Balance Sheet or depreciation since March 31, 2004 at the same rate as during the first quarter of 2004;

(g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company Stock, or any split, combination or reclassification of any of the Company Stock or the issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company

Stock, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company Stock (or options, warrants, or other rights exercisable therefor);

(h) increase of over 10% in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, or grants of options or other employee stock awards;

(i) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of the Company’s business;

(j) amendment or termination or violation of any material contract, agreement or license to which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof in the ordinary course of business;

(k) loan by the Company to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company of any indebtedness (other than the endorsement of checks in the ordinary course of business), issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

(l) waiver or release of any material right or claim of the Company, including any material write-off or other compromise of any account receivable of the Company;

(m) the commencement and notice or, to the knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company;

(n) claim asserted to the Company (including any director, officer, or shareholder thereof) of ownership by a third party of the Company’s Intellectual Property (as defined in Section 2.10 below), or to the knowledge of the Company, of infringement by the Company of any third party’s Intellectual Property rights;

(o) issuance, sale or exchange by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities;

(p) change in pricing or royalties set or charged by the Company, other than pricing changes made in the ordinary course of business;

(q) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect; or

(r) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

2.7 Tax Matters.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or, collectively, “Taxes,” means any and all federal, state, local and foreign taxes, and similar assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts;

(b) Tax Returns and Audits.

(i) The Company as of the Effective Time of the First Merger will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes attributable to the Company and such Returns are or will be true and correct in all respects and have been or will be completed in accordance with applicable law, except in any instance where failure to do so will not give rise to any future liability.

(ii) The Company as of the Effective Time of the First Merger: (A) will have paid all Taxes it is required to pay whether or not shown on the Returns and (B) will have withheld and remitted in a timely manner with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and any other Taxes required to be withheld and remitted.

(iii) There has been no Tax deficiency assessed or to the knowledge of the Company proposed against the Company which has not been resolved with the appropriate tax authorities and paid or properly accrued, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

(iv) To the knowledge of the Company, no audit or examination of any return of the Company by any Tax Authority is presently in progress, nor to the knowledge of the Company are there any claims against the Company for Taxes for any period or periods, and no written notice of any outstanding claim for Taxes, whether pending or threatened, has been received by the Company.

(v) The Company is an accrual basis taxpayer and does not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with GAAP on the September Balance Sheet.

(vi) There are no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

(vii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company.

(viii) As of the Effective Time of the First Merger, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

(ix) The Company is not a party to a tax sharing, indemnification or allocation agreement (other than this Agreement) nor does the Company owe any amount under any such agreement.

(x) The Company is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(xi) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Returns of the Company for the last three fiscal years for which Returns have been filed have been delivered to Parent.

(xii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(xiii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and does not have any liability for the Taxes of another person other than the Company under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(xiv) The Company has not constituted a “distributing corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transaction.

2.8 Restrictions on Business Activities. As of the date of this Agreement, there is no agreement (noncompete or otherwise, provided that breaches of any provision or term of any agreement shall not be considered to have or reasonably be expected to have the effect of prohibiting or impairing any item or activity described in clauses (i)-(iii) of this Section 2.8), commitment, judgment, injunction, order or decree to which the Company is a party or, to the knowledge of the Company, otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing (i) the ability of the Company to conduct the business of the Company, (ii) any acquisition of property (tangible or intangible) by the Company or (iii) the conduct of business as currently conducted or as proposed to be conducted by the Company, or, to the Company’s knowledge, as proposed to be conducted by Parent or the Surviving Corporation and as disclosed to the Company by Parent prior to the Closing Date.

2.9 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

(a) Section 2.9(a) of the Company Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, is reasonably likely to give rise to a default) of the Company.

(b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets free and clear of any Liens, except as reflected in the Company Financial Statements and the Existing Loan Documents and except for such imperfections of title and encumbrances, if any which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

(c) The equipment owned or leased by the Company, taken as a whole, is (i) adequate for the conduct of the business of the Company as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

2.10 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Intellectual Property” means any Intellectual Property that is owned by, or registered to, the Company, including Company Registered Intellectual Property Rights.

“Company Source Code” means, collectively, any software source code, any material portion or aspect of software source code, or any proprietary information or algorithm contained in or relating to any software source code, of any Company Intellectual Property or any Company Product.

“End User Agreement” means customer agreements (including the Company’s standard end user license agreement that is presented to an end user during installation of the Company’s Products) entered into in the ordinary course of business that provide users the non-exclusive right to use a Company Product (in the case of Company Products that include software, such agreement providing only an object code license to such software) or non-exclusive right to receive services of the Company, but provides no rights to distribute Company Products or make any modifications thereto.

“Intellectual Property” means Technology and Intellectual Property Rights.

“Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures (“Patents”); (ii) all trade secrets and similar rights in know how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (vi) all rights in World Wide Web addresses, uniform resource locators and domain names and applications and registrations therefor; (vii) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (“Trademarks”); and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including but not limited to moral rights.

“Registered Intellectual Property Rights” means all United States, international and foreign: (i) patents and utility models, including, without limitation, originals, divisions, re-examinations, renewals, extensions, reissues, provisionals, continuations and continuations-in-part, and applications therefor; (ii) registered trademarks, service marks and trade names, and applications for registration thereof; (iii) copyright registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; (v) registered World Wide Web addresses, uniform resource locators and domain names, and applications for registration thereof; and (vi) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public legal authority at any time.

“Shrinkwrap Agreements” means inbound publicly available commercial binary code non-exclusive end user licenses that provide the Company rights to use Intellectual Property, as identified in Section 2.10(a) of the Company Disclosure Schedule, or otherwise would cost less than $1,000 for Parent to acquire. “Shrinkwrap Agreements” exclude those agreements relating to Open Source Materials.

“Technology” means any or all of the following and all instantiations thereof in any form and embodied in any media: (i) works of authorship including, without limitation, computer programs, algorithms, routines, source code and executable code, whether embodied in software or otherwise, documentation, designs, files, records and similar data; (ii) inventions (whether or not patentable), and improvements; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, show how, know how and techniques; (iv) databases, data compilations and collections and technical data; and (v) processes, tools, devices, methods, prototypes, schematics, bread boards, net lists, mask works, test methodologies and development tools. “Technology” excludes any Intellectual Property Rights in any of the foregoing.

(b) Section 2.10(b) of the Company Disclosure Schedule contains a complete and accurate list of all products, software or service offerings of the Company that have been sold, distributed or otherwise disposed of by the Company since inception or which the Company intends to sell, distribute or otherwise dispose of in the future, including any products or service offerings under development (collectively, the “Company Products”).

(c) Section 2.10(c) of the Company Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the “Company Registered Intellectual Property Rights”) and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) of which the Company has received notice related to any of Company Registered Intellectual Property Rights or Company Intellectual Property.

(d) Each Company Registered Intellectual Property Right is valid and subsisting. All necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, for the purposes of perfecting, prosecuting and maintaining such Company Registered Intellectual Property Rights. There are no actions that must be taken by the Company within 180 days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. Other than “small business status,” the Company has not claimed any special status in the application for or registration of all Company Registered Intellectual Property Rights.

(e) In each case in which the Company has acquired, other than through a license, any Intellectual Property from any person, other than an employee subject to a Company Intellectual Property Assignment (as defined in Section 2.10(k)), or entity, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to all such Intellectual Property (including all associated Intellectual Property Rights and the right to seek past and future damages with respect thereto) to the Company. The Company has recorded each such assignment of Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity in accordance with applicable laws and regulations in each jurisdiction in which such assignment is required to be recorded.

(f) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable.

(g) All Company Intellectual Property that is owned by the Company will be fully transferable, alienable or licensable by the Surviving Corporation without restriction and without payment of any kind to any third party and is owned exclusively by the Company.

(h) Each item of Company Intellectual Property is free and clear of any Liens. The Company has provided to Parent true and complete copies of all the End User Agreements entered into by the Company since inception.

(i) The Company is the exclusive owner of all Company Intellectual Property and no Intellectual Property is exclusively licensed to the Company. Without limiting the generality of the foregoing, (i) the Company is the exclusive owner of all material Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, distribution or provision of any Company Products by the Company and (ii) the Company owns exclusively all copyrighted works that are included or incorporated into Company Products or which the Company otherwise purports to own.

(j) The Company has not (i) transferred ownership of, or entered into any agreement under which it has, or may have, the obligation to transfer any ownership of, or granted any exclusive license to use or distribute (or entered into any agreement under which it has, or may have, the obligation to grant any exclusive license to use or distribute), or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property that is or was Company Intellectual Property, to any other person or entity, (ii) permitted the Company’s rights in such Company Intellectual Property to lapse or enter the public domain, (iii) entered into any agreement under which it has granted any covenant not to sue, assert or exploit any Intellectual Property Right of the Company, or (iv) entered into any Agreement under which it has granted any person or entity the right to bring a lawsuit for infringement or misappropriation of any Company Intellectual Property.

(k) All Company Intellectual Property was written and created either by employees of the Company or third parties, and in each case such employee or third party has validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no such third party owns or has any rights to any of Company Intellectual Property owned by the Company. The Company has provided to Parent true and correct copies of each such agreement for such assignments (the “Intellectual Property Assignments”).

(l) To the extent that any Intellectual Property has been developed or created by a third party for the Company and is incorporated into any Company Products, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, all Intellectual Property Rights in such Intellectual Property; or (ii) has obtained a perpetual, royalty free, fully paid up, non terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party’s Intellectual Property Rights in such Intellectual Property.

(m) The Company Intellectual Property, and the rights described in Section 2.11(l) (ii) above, constitute all the Intellectual Property which is used in or necessary to the conduct of such business of the Company as it currently is conducted and as it is currently planned by the Company to be conducted, including the design, development, manufacture, use, import, licensing and sale of Company Products.

(n) Other than Shrinkwrap Agreements and End User Agreements, substantially on standard terms and conditions, Section 2.10(n) of the Company Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property. All such contracts are in full force and effect. The Company is not in material breach of nor has the Company failed to perform in a material manner under, any of the foregoing contracts, licenses or agreements (including those entered into after the date of this Agreement) and, to the knowledge of the Company, as of the date hereof, no other party to any such contract, license or agreement is in material breach thereof or has failed to perform thereunder in a material manner. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements (including those entered into after the date of this Agreement) in a manner that would have a Material Adverse Effect. Following the Closing Date, both Parent and the Surviving Corporation will be permitted to exercise all of the Company’s rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which the Company would not otherwise be required to pay had such transactions contemplated hereby not occurred.

(o) No person or entity who has provided or licensed any Intellectual Property to the Company has ownership rights or license rights to improvements, enhancements or other modifications or derivatives made by or for the Company in such Intellectual Property.

(p) The Company has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third party Software that are used or necessary to create, modify, compile, operate or support any software that is Company Intellectual Property or is incorporated into any Company Product.

(q) No government, military or quasi governmental funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property owned by the Company. To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property owned by the Company, has performed services for the government, university, college, or other educational institution or research center, or any other person during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(r) Except as set forth in Section 2.10(r) of the Company Disclosure Schedule, the operation of the business of the Company as it is currently conducted prior to the date of this Agreement and, to the knowledge of the Company, as planned by the Company to be conducted after the date of this Agreement, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture, distribution, licensing and sale of Company Products does not and will not, and will not when conducted by Parent or Surviving Corporation in substantially the same manner following the Closing, directly, indirectly or contributorily infringe or misappropriate any Intellectual Property Right of any person or entity, violate any right of any person or entity (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received notice from any person or entity claiming that such operation of the Company’s business or any design, development, use, import, branding, advertising, promotion, marketing, manufacture, distribution, licensing or sale of any Company Product, or act, product, technology or service (including products, technology or services currently under development) of the Company directly, indirectly or contributorily infringes or misappropriates any Intellectual Property Right of any person or entity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company or the Shareholders have knowledge of any basis therefor). The Company does not, to its knowledge, without proper authorization, possess, or have within its custody or control any customer lists, marketing materials, or technical information or data. The Company has not received any opinion of counsel that any third party patent directly or indirectly applies to any Company Product.

(s) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation or, to the Company’s knowledge, regulation that restricts in any manner the use, distribution, transfer or licensing thereof by the Company or may be reasonably expected to adversely affect the validity, use or enforceability of such Company Intellectual Property. To the knowledge of the Company, the operation of the business as it has been, and is currently conducted and as planned by the Company to be conducted (including the use, distribution, transfer or licensing of Company Products) has not, does not and would not violate any currently applicable laws or regulations.

(t) Section 2.10(t) of the Company Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person or entity, other than End User Agreements, Shrinkwrap Agreements and the Existing Loan Documents, wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person or entity of the Intellectual Property Rights of any person or entity other than the Company.

(u) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person or entity with respect to Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

(v) The Company has not brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of the Company, no person or entity is infringing or misappropriating any Company Intellectual Property Right.

(w) The Company has protected the Company’s rights in confidential information and trade secrets of the Company or provided by any other person or entity to the Company to the extent reasonable and customary in the industry in which the Company operates. The Company has and enforces a policy requiring each employee and consultant of the Company to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Section 2.10(w) of the Company Disclosure Schedule, and all current and former employees and consultants of the Company who have created, modified or contributed any of the Company Intellectual Property have executed such an agreement assigning all of such employees’ and consultants’ rights in and to Company Intellectual Property to the Company.

(x) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or the Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) any third party being granted rights or access to, or the placement in or release from escrow, of any Company Intellectual Property (including source code for any software belonging to the Company), (ii) either Parent or the Surviving Corporation granting to any third party any right, title or interest to or with respect to any Intellectual Property owned by, or licensed to, Parent or Surviving Corporation pursuant to any agreement to which the Company is a party or by which it is bound, (iii) either Parent or the Surviving Corporation being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, (iv) any restriction on the ability of the Surviving Corporation to share information relating to its ongoing business or operations with Parent or any of Parent’s subsidiaries, or (v) either Parent or the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or the Surviving Corporation, respectively, prior to the Closing Date pursuant to any agreement to which the Company is a party or by which it is bound.

(y) The Company owns and possesses source code for all software owned by it and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by it. The Company has taken all actions customary for similarly situated companies in its industry group to document the software which is Company Intellectual Property and its operation, such that such software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(z) Section 2.10(z) of the Company Disclosure Schedule lists all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License) (collectively, “Open Source Materials”) used by the Company in any way, and describes the manner in which such Open Source Materials were used (such description shall include, without limitation, whether (and, if so, how) the Open Source Materials were modified or distributed by the Company). The Company has not (a) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Intellectual Property or Company Products, (b) distributed Open Source Materials in conjunction with any Company Intellectual Property or Company Products, or (c) used Open Source Materials that create, or purport to create, obligations for the Company with respect to Company Intellectual Property or Company Products or grant, or purport to grant, to any third party, any rights or immunities under Company Intellectual Property (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge). No Company Product or Company Intellectual Property is subject to the terms of license of any such Open Source Materials.

(aa) All Company Products conform in all material respects to applicable contractual commitments (except for obligations to upgrade Company Earnout Products set forth on the Schedule of Upgrades), express and implied warranties, product specifications and product documentation and to any representations provided to customers. The Company has no liability (and, to the knowledge of the Company, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any material liability relating to the foregoing contracts) for replacement or repair of any Company Products or other damages in connection therewith in excess of any reserves therefor reflected on the September Balance Sheet or described on the Schedule of Upgrades.

(bb) The Company has not collected any personally identifiable information from any third parties. The Company has complied in all material respects with all applicable laws and their respective internal privacy policies relating to (i) the privacy of users of their products and services and all Internet websites owned, maintained or operated by the Company and (ii) the collection, storage and transfer of any personally identifiable information collected by the Company or by third parties having authorized access to the records of the Company. The execution, delivery and performance of this Agreement comply in all material respects with all applicable laws relating to privacy and with the Company’s privacy policies. Copies of all current and prior privacy policies of the Company, including the privacy policies included in the Company’s Internet website, are attached to Section 2.10(bb) of the Company Disclosure Schedule. To the extent the failure to do so could have a Material Adverse Effect, each such privacy policy and all materials distributed or marketed by the Company have at all times made all disclosures to users or customers required by applicable laws and none of such disclosures made or contained in any such privacy policy or in any such materials have been materially inaccurate, misleading or deceptive or in material violation of any applicable laws.

(cc) Neither the Company nor, to the knowledge of the Company, any other person or entity acting on its behalf has disclosed, delivered or licensed to any person or entity, agreed to disclose, deliver or license to any person or entity, or permitted the disclosure or delivery to any escrow agent or other person or entity of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or, to the knowledge of the Company, any person or entity acting on their behalf to any person or entity of any Company Source Code. Section 2.10(cc) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited, or is or may be required to deposit, with an escrow holder or any other person or entity, any Company Source Code, and describes whether the execution of this Agreement or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code.

(dd) All Company Products are free of any disabling codes or instructions (a “Disabling Code”), and any virus or other intentionally created, undocumented contaminant (a “Contaminant”), that may, or may be used to, provide unauthorized access, or unauthorized modifications or deletions, or otherwise damage or disable Company Products (or systems which they interact or interoperate with such Company Products) or that may result in damage to any of the foregoing. The components used in or with Company Products obtained from third person suppliers are, to the Company’s knowledge, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of Company Products (or systems which they interact or interoperate with such Company Products) or that might result in damage thereto. The Company has taken reasonable steps and implemented reasonable procedures (based on standard industry practices) to ensure that its information technology systems utilized by the Company in the operation of its business are free from Disabling Codes and Contaminants. The Company has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its information technology systems utilized by the Company in the operation of its business and restrict unauthorized access thereto.

2.11 Agreements, Contracts and Commitments. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule as of the date of this Agreement, the Company does not have continuing obligations under, is not a party to nor is it bound by, any existing:

(i) collective bargaining agreements,

(ii) agreements or arrangements that contain any severance pay, post-employment liabilities or obligations or “golden parachute” provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein),

(iii) bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

(iv) employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, other than the Intellectual Property Assignments,

(v) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

(vi) fidelity or surety bond or completion bond,

(vii) lease of personal property having annual lease payments individually in excess of $25,000,

(viii) agreement of indemnification, warranty or guaranty, other than any End User Agreement or Shrinkwrap Agreement, provided in the ordinary course of the Company’s business or substantially similar in nature to those provided in the Company’s ordinary course of business,

(ix) agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

(x) agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000, other than the Existing Loan Documents,

(xi) agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company’s business,

(xii) mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than sales on credit in ordinary course), other than the Existing Loan Documents,

(xiii) distribution, joint marketing or product development agreement, or

(xiv) other agreement, contract or commitment that requires or would reasonably be expected to require payment of $50,000 or more or is not cancelable without penalty within thirty (30) days.

(b) Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.11(b) of the Company Disclosure Schedule, and only to the extent such breach, violation or default would constitute a Material Adverse Effect, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment set forth in Section 2.10 or Section 2.11(a) of the Company Disclosure Schedule (a “Company Contract”). Each Company Contract is in full force and effect and, except as otherwise disclosed in Section 2.11(b) of the Company Disclosure Schedule, is not subject to any default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto.

2.12 Customers and Vendors. The Company has no individual customer or vendor which, during the last two (2) fiscal years of the Company, accounted, or is expected to account during the Company’s current fiscal year, for more than ten percent (10%) of the Company’s revenue or ten percent (10%) of the Company’s trade payables, as applicable.

2.13 Interested Party Transactions. No officer, director or, to the Company’s knowledge, employee or shareholder of more than five percent (5%) of the Company Stock (nor, to the Company’s knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.11 of the Company Disclosure Schedule; provided, however, that passive ownership of no more than five percent (5%) of the outstanding voting stock of a corporation or mutual fund shall not be deemed an “interest in any entity” for purposes of this Section 2.13.

2.14 Governmental Authorization. Section 2.14 of the Company Disclosure Schedule accurately lists each consent, license, permit, grant, approval, clearance, or other authorization issued to the Company by a Governmental Entity as of the date of this Agreement (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called “Company Authorizations”), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in their properties or assets as currently operated, conducted or held.

2.15 Litigation. Except as set forth in Section 2.15 of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or to the Company’s knowledge, an investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its respective properties or any of its respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on the Company.

2.16 Accounts Receivable. All accounts receivable of the Company reflected on the September Balance Sheet (“Accounts Receivable”) of the Company arose in the ordinary course of the Company’s business, are carried at values determined in accordance with GAAP consistently applied and, to the Company’s knowledge, are collectible or are fully reserved for as set forth in the September Balance Sheet. Except as set forth in Section 2.16 of the Company Disclosure Schedule, no person has any Lien on any such Accounts Receivable and as of the date of this Agreement, no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

2.17 Minute Books. The minute books of the Company provided to counsel for Parent are the only minute books of the Company.

2.18 Environmental Matters.

(a) No substance that has been designated by any applicable federal, state or local governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein, a “Hazardous Material”) is present in, on or under any property as a result of the Company’s actions that the Company has at any time owned, operated, occupied or leased (herein, a “Company Facility”), except as permitted by and managed in accordance with applicable law.

(b) Prior to January 1, 2002, to the Company’s knowledge, and since January 1, 2002, the Company has not transported, stored, used, disposed of, manufactured, released or exposed its employees or any other person to Hazardous Materials (“Hazardous Materials Activity”) in violation of any applicable foreign, federal, state or local statute, rule, regulation, order or law.

(c) The Company is and at all times prior to January 1, 2002, to the Company’s knowledge, and since January 1, 2002, has been in compliance with all applicable foreign, federal, state and local laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials by it.

(d) No action, proceeding, permit revocation, writ, injunction or claim is pending before any agency, court or tribunal, foreign or domestic or, to the knowledge of the Company, threatened, concerning the Hazardous Materials Activities of the Company and/or any Company Facilities, and the Company has no knowledge of any fact or circumstance which could involve the Company in any environmental litigation or impose any environmental liability upon the Company.

2.19 Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20 Employee Benefit Plans and Compensation.

(a) Definitions.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA;

“Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is providing benefits to any Employee or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee, or with respect to which the Company has or may have any liability or obligation, including all International Employee Plans;

“DOL” means the United States Department of Labor;

“Employee” means any current or former or retired employee, consultant or director of the Company;

“Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company and any Employee;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” means any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

“FMLA” means the Family Medical Leave Act of 1993, as amended;

“International Employee Plan” means each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, or with respect to which the Company will or may have any liability, for the benefit of Employees who perform services outside the United States;

“IRS” means the Internal Revenue Service of the United States Department of the Treasury;

“Multiemployer Plan” means any “Pension Plan” which is a “multiemployer plan,” as defined in Section 3(37) of ERISA; and

“Pension Plan” means each Company Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(b) Schedule. Section 2.20(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan or Employee Agreement.

(c) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents describing each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto; (ii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (iii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (iv) all correspondence to or from any governmental agency relating to any Company Employee Plan; and (v) all COBRA forms and related notices (or such forms and notices as required under comparable law).

(d) Employee Plan Compliance. The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and have no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. There are no actions, suits or claims pending of which the Company is aware, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time of the First Merger in accordance with its terms, without liability to Parent, Company (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending of which the Company is aware or, to the knowledge of the Company, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Company Employee Plan. The Company is not subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e) ERISA Affiliate. The Company does not now have, and have has had, any ERISA Affiliate.

(f) No Pension or Welfare Plans. The Company has not ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

(g) No Post-Employment Obligations. Except as set forth in Section 2.20(f) of the Company Disclosure Schedule, no Company Employee Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute.

(h) Sponsorship. With respect to all Company Employee Plans that are “employee benefit plans” within the meaning of ERISA Section 3(3), the Company is not the plan sponsor, a participating employer, or any other entity with sponsorship obligations towards such Company Employee Plan.

(i) Past Acquisitions. The Company is not currently obligated to provide an Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such Employee.

(j) Effect of Transaction. Except as set forth on Section 2.20(i) of the Company Disclosure Schedule: (x), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; and (y) no payment or benefit which will or may be made by the Company with respect to any Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

(k) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker’s compensation policy or long-term disability policy. The Company does not have direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

(l) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.20(k) of the Company Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.20(k) of the Company Disclosure Schedule, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated with respect to Employees. The Company has not incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

(m) International Employee Plan. The Company does not currently, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

2.21 Insurance. Section 2.21 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. As of the date of this Agreement, there is no claim by the Company pending under any of such policies or bonds as to which the Company has received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). As of the date of this Agreement, the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.22 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any applicable foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.23 Complete Copies of Materials. The Company has delivered to Parent true and complete copies of each agreement, contract, commitment or other document that is referred to in the Company Disclosure Schedule or that has been requested in writing by Parent or its counsel.

2.24 Representations Complete. None of the representations or warranties made herein by the Company (as modified by the Company Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, contains or will contain at the Effective Time of the First Merger, any untrue statements of a material fact, or omits or will omit at the Effective Time of the First Merger to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

2.25 Disclosure Schedule. The Company Disclosure Schedule has been prepared and executed by the Company and dated and delivered on the date of this Agreement. The Company Disclosure Schedule has been prepared by the Company and delivered as an Exhibit hereto. The Company has endeavored to disclose or cross-reference in the Company Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed, it being understood that matters disclosed in any section of the Company Disclosure Schedule shall be deemed to be incorporated into each other section of the Company Disclosure Schedule to the extent a reasonable person would conclude from the disclosure that it is intended to qualify to such other representations and warranties.

2.26 FDA Representations and Warranties.

(a) The Company is in compliance in all material respects with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration or similar federal, state or local governmental authority (the “FDA”) with respect to the design, manufacture, packaging, sale, labeling, storing, testing, distribution, or marketing of the products being manufactured, distributed or developed by the Company (the “Company Products”). The Company has all requisite permits, approvals, clearances, registrations, licenses or the like from the FDA to conduct Company’s business as it is currently conducted. The Company is in compliance with all applicable registration and listing requirements set forth in the Federal Food, Drug, & Cosmetic Act, as amended (the “Act”), 21 U.S.C. 360, and 21 CFR Part 807 and all similar applicable laws. The Company adheres in all material respects to applicable regulations in the manufacture of the Company Products, including applicable Quality System regulations and guidelines.

(b) The Company has not made any materially false statements in, or material omissions from, the applications, approvals, clearances, reports and other submissions to the FDA, or in or from any other records and documentation prepared or maintained to comply with the laws, rules, and regulations of the FDA relating to Company Products.

(c) The Company has not received from the FDA any notice of adverse findings, FDA Form 483 inspectional observations, notices of violations, warning letters, criminal proceeding notices under Section 305 of the Act, or other similar communication from the FDA or other governmental authorities. There have been no seizures conducted or threatened by the FDA, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts conducted, requested or threatened by the FDA relating to the Company Products. The Company has not received any notification, written or oral, that remains unresolved, from the FDA or other governmental authorities indicating that any Company Product is misbranded or adulterated as defined in the Act and the rules and regulations promulgated thereunder.

(d) To the knowledge of the Company, neither the Company, nor any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation. Additionally, the Company has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

(e) The clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company Products or Product candidates under development have participated, were and if still pending, are being conducted in accordance with standard medical and scientific research procedures. The Company has operated within, and currently is in compliance with, all applicable rules, regulations and policies of the FDA and governmental authorities. The Company has not received any notices or other correspondence from the FDA or any other governmental authority requiring the termination or suspension of any clinical, preclinical, safety or other studies or tests.

ARTICLE III

REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders, severally as to such Shareholder, represents and warrant to Parent as set forth in this Article III.

3.1 Capital Structure.

(a) The shares of the Company Stock held by the Shareholder is as set forth next to such Shareholder’s name on the Allocation Schedule. The Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that requires the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to any voting of any capital stock of the Company other than as disclosed by the Company in the Company Disclosure Schedule.

(b) The Shareholder represents that all of the outstanding shares of Company Stock it holds are free of any Liens and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which such Shareholder is a party or by which such Shareholder is bound.

3.2 Authority, Conflicts, Consents.

(a) The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and constitutes the valid and binding obligation of the Shareholder, enforceable in accordance with its terms.

(b) The execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby will not conflict with (i) any provision of the organizational documents of Shareholder, if any, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shareholder in a manner that would restrict the transfer of the Shareholder’s Company Stock pursuant hereto or limit the Shareholder’s performance of his, her or its obligations hereunder.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, the securities laws of any foreign country and federal antitrust laws.

3.3 Brokers’ and Finders’ Fees. The Shareholder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.4 Investment Representations.

(a) The Shareholder is acquiring any shares of Parent Common Stock issued to such Shareholder as merger consideration for such the Shareholder’s own account and not with a view to, or for sale in connection with, any distribution thereof. The Shareholder (either alone or together with such Shareholder’s advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such Shareholder’s investment in Parent Common Stock and is capable of bearing the economic risks of such investment.

(b) The Shareholder and its advisers have been afforded the opportunity to ask questions of Parent’s management concerning Parent and Parent Common Stock. The Shareholder has had access to, and has reviewed, copies of each annual, quarterly and other report, registration statement, and definitive proxy statement filed by Parent with the SEC since May 2000, as available on the Web site maintained by the SEC at http://www.sec.gov (collectively, the “Parent SEC Documents”). The Shareholder understands that no governmental entity has passed upon or made any recommendation or endorsement of Parent Common Stock.

(c) The Shareholder acknowledges that Parent Common Stock issued to such Shareholder as merger consideration in connection with this Agreement has not been, and will not be, registered under the Securities Act or any state securities laws, and that the offering of Parent Common Stock contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. The Shareholder is familiar with Rule 145 promulgated pursuant to the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. The Shareholder understands that Parent Common Stock is characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Shareholder must hold shares of Parent Common Stock indefinitely unless they are registered with the SEC or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Shareholder also acknowledges and agrees that Parent is under no obligation to register any of Parent Common Stock issued in connection with this Agreement.

(d) The Shareholder acknowledges and agrees that the certificates evidencing Parent Common Stock issued in connection with this Agreement shall bear the legend set forth in Section 1.13 hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Parent and Merger Subs represent and warrant to the Company and the Shareholders as follows:

4.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub I is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Merger Sub II is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Subs has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of Parent or the ability of Parent and Merger Subs to consummate the transactions contemplated hereby.

4.2 Authority. Each of Parent and Merger Subs has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Subs. This Agreement has been duly executed and delivered by Parent and Merger Subs and constitutes the valid and binding obligations of Parent and Merger Subs, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the charter documents of, Parent and Merger Subs or result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or the payment of any fees or fines under, any note, mortgage, indenture, lease, guarantee, contract or other agreement or obligation to which Parent or Merger Subs is a party or by which the Parent or the Merger Subs or any of their respective properties or assets may be bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent and Merger Subs in connection with the execution and delivery of this Agreement by Parent and Merger Subs or the consummation by Parent and Merger Subs of the transactions contemplated hereby, except for (i) the filing of the First Merger Articles of Merger and the Second Merger Articles of Merger with the Secretary of State of the State of Texas, (ii) the filing of the Second Merger Certificate of Merger with the Secretary of State of the State of Delaware and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws, the laws of any foreign country and federal antitrust laws.

4.3 Capitalization. The capitalization of Parent, as of the date of this Agreement and as of the Effective Time of the First Merger, is as set forth in the Parent SEC Documents, except for ordinary course stock option exercises and stock purchases under Parent’s employee stock purchase plan.

4.4 Valid Issuance. The shares of Parent Common Stock to be issued as Merger Consideration pursuant to the Transaction, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other statutory right of shareholders and will be issued in compliance with applicable federal and state securities laws.

4.5 Absence of Changes. Except as disclosed in Parent SEC Documents, since July 1, 2004, Parent has complied with all applicable filing and reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including all filing obligations requiring reporting on Form 8-K.

4.6 Representations Complete. None of the representations or warranties made herein by Parent or Merger Subs, nor any statement made in any schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time of the First Merger, any untrue statement of a material fact, or omits or will omit at the Effective Time of the First Merger to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

4.7 Tax Treatment. Neither Parent nor any of its subsidiaries, including the Merger Subs, has taken, proposes to take, or has agreed to take any action that would prevent the Transaction from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Shareholder Approval. Concurrently with the execution of this Agreement, the Company shall have obtained and delivered to Parent copies of a written consent of those shareholders mutually agreed upon by the Company and Parent (thereafter, the Company, in its notice to those Company shareholders who do not approve the Transaction by such written consent, shall solicit the consent to and recommend the entering into of this Agreement by such shareholders) setting forth the irrevocable approval of the Transaction, this Agreement and the transactions contemplated hereby, which shall also include and constitute the irrevocable approval by the shareholders of: (i) the Hold Back Amount and Earnout allocations set forth on the Allocation Schedule, (ii) the appointment of Christopher L. Wasden as the Shareholder Representative and (iii) any payments or benefits that may separately or in the aggregate, constitute “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code.

5.2 Statement of Expenses. At the Closing, the Company shall provide Parent with a statement of all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties for which the Company has agreed to be responsible (“Third Party Expenses”) incurred by the Company prior to the Closing Date (the “Statement of Expenses”) and such Third Party Expenses, to the extent equal to or less than $120,000 in the aggregate, shall be paid at the Closing by the Company to the extent funds are available for such payment or otherwise paid by the Surviving Corporation promptly following the Closing Date. To the extent the aggregate Third Party Expenses of the Company exceed $120,000, an adjustment shall be made to the Merger Consideration pursuant to Section 1.11(a). Each other party (including without limitation, the Shareholders) shall bear all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

5.3 Public Disclosure. Unless otherwise required by law, the parties hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a) upon execution of the Agreement, an announcement by Parent of the transaction, in such manner as Parent shall determine, (b) such disclosures as may be required by applicable law or the requirements of any securities exchange or automated quotation system upon which Parent’s stock may be listed or traded (provided that the disclosing party shall use reasonable efforts to notify the other party in advance and an opportunity to review the terms of the proposed disclosure), and (c) such other disclosures as the parties shall mutually agree.

5.4 Further Assurances. Each of the parties to this Agreement shall use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.5 Rule 144 Reporting. With a view to making available to the Shareholders the benefits of Rule 144, Parent agrees to use commercially reasonable efforts to:

(a) make and keep adequate current public information with respect to Parent available, as those terms are used in Rule 144, at all times after the Closing Date;

(b) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act; and

(c) furnish to the Shareholders promptly upon written request a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent as any Shareholder may reasonably request in order to permit such Shareholder to avail itself of any rule or regulation of the SEC allowing such Shareholder to sell its shares of Parent Common Stock without registration.

5.6 Covenant Not to Compete or Solicit. As a condition and essential inducement to Parent’s willingness to enter into this Agreement and in consideration of the transactions contemplated by hereby, each Shareholder agrees as follows:

(a) Beginning on the Effective Date and ending on the third (3rd) anniversary of the date of this Agreement (the “Non-Compete Period”), such Shareholder shall not, other than on behalf of Parent or the Surviving Corporation, directly or indirectly, without the prior written consent of Parent, engage anywhere in the Geographic Area (as defined below) in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act or Section 12 of the Exchange Act), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that is engaged or participates in the design, research, development, marketing, sales, manufacturing or licensing of products or services that are competitive with or substantively similar to any products or services of the Surviving Corporation (whether through stand-alone products or broader products that include equivalent functionality) that the Surviving Corporation is currently conducting, planning or reasonably expected to be planning to market, sell or otherwise engage in (the “Restricted Business”).

(b) During the Non-Compete Period, such Shareholder shall not, directly or indirectly, without the prior written consent of Parent, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of Parent or any subsidiary of Parent, including the Surviving Corporation, to terminate his or her employment with Parent or any such subsidiary of Parent.

(c) During the Non-Compete Period, such Shareholder shall not, directly or indirectly, without the prior written consent of Parent and the Surviving Corporation, induce or attempt to induce any of Parent’s or the Surviving Corporation’s respective customers, suppliers, distributors or contractors to terminate, reduce or otherwise change its relationship with Parent or the Surviving Corporation in order to enter into any relationship with Shareholder or with any other person that engages or participates (or plans to engage or participate) in a Restricted Business.

(d) The term “Geographic Area” shall mean any location in the world where Parent or the Surviving Corporation has offices, employees or customers.

(e) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 5.6 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(f) Shareholder also acknowledges and agrees that the limitations of time, geography, and scope of activity agreed to in this Agreement are reasonable and that it would be impossible or inadequate to measure and calculate Parent’s and the Surviving Corporation’s damages from any breach of the covenants set forth in this Section 5.6. Accordingly, Shareholder agrees that in the event that Shareholder breaches any provision of this Section 5.6, Parent and the Surviving Corporation shall be entitled, in addition to any other right or remedy otherwise available, to the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Shareholder further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Shareholder hereby expressly consents to the issuance of such injunction and to the ordering of such specific performance.

5.7 SHAREHOLDER RELEASE. EFFECTIVE AS OF THE CLOSING, EACH SHAREHOLDER DOES FOR ITSELF, HIMSELF OR HERSELF, AND ITS, HIS OR HER

RESPECTIVE AFFILIATES, PARTNERS, HEIRS, BENEFICIARIES, SUCCESSORS AND ASSIGNS, IF ANY, RELEASE AND ABSOLUTELY FOREVER DISCHARGE THE COMPANY, PARENT, MERGER SUBS, THE SURVIVING CORPORATION AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES, EMPLOYEES AND AGENTS (EACH, A “RELEASED PARTY”) FROM AND AGAINST ALL RELEASED MATTERS. “RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER BASED ON COMMON LAW OR ON ANY FEDERAL OR STATE STATUTE, RULE, REGULATION, OR OTHER LAW OR RIGHT OF ACTION, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, KNOWN OR UNKNOWN, ACCRUED OR NOT ACCRUED, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, RAISED OR NOT RAISED (REGARDLESS OF WHETHER SUCH CLAIM COULD BE RAISED), AND WHETHER OR NOT CONCEALED OR HIDDEN, THAT SUCH SHAREHOLDER NOW HAS, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, AS A SHAREHOLDER, OFFICER, DIRECTOR, CONTRACTOR, CONSULTANT OR EMPLOYEE OF THE COMPANY, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTIONS OR INACTIONS WITH RESPECT TO THE COMPANY OR ITS AFFAIRS WITH RESPECT TO THE COMPANY ON OR BEFORE THE CLOSING DATE; PROVIDED THAT RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHT PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IT IS THE INTENTION OF THE SHAREHOLDERS IN EXECUTING THIS RELEASE, AND IN GIVING AND RECEIVING THE CONSIDERATION CALLED FOR HEREIN, THAT THE RELEASE CONTAINED IN THIS SECTION 5.7 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL RELEASED MATTERS AND THE FINAL RESOLUTION BY SUCH SHAREHOLDER AND THE RELEASED PARTIES OF ALL RELEASED MATTERS. EACH SHAREHOLDER HEREBY REPRESENTS TO THE COMPANY AND PARENT THAT SUCH SHAREHOLDER HAS NOT VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY RELEASED MATTERS AND THAT NO PERSON OTHER THAN SUCH SHAREHOLDER HAS ANY INTEREST IN ANY RELEASED MATTER BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY SUCH SHAREHOLDER. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 5.7 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 5.7, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

5.8 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368(a) of the Code, to the extent consistent with the provisions of applicable law. Each party hereto shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment, and will not take any position inconsistent therewith in any required federal, state, local and foreign returns, estimates, information statements and reports, refund claim, litigation or otherwise unless required to do so by law.

5.9 Payment of Employee Bonus Amounts. The Surviving Corporation shall pay to each individual (each an “Eligible Employee” and collectively, the “Eligible Employees”) identified on the Schedule of Employee Bonuses mutually agreed to by the parties hereto and delivered in connection herewith (the “Schedule of Employee Bonuses”) the respective bonus amount set forth opposite such individual’s name on the Schedule of Employee Bonuses (each a “Bonus Amount” and collectively, the “Bonus Amounts”) on the following schedule: the Surviving Corporation, either directly or through the employer of the Eligible Employee, shall pay such Eligible Employee one-half (1/2) of his or her Bonus Amount in cash upon the first customary payroll date following the Closing and the remaining one-half (1/2) of such Eligible Employee’s Bonus Amount in cash on the date six (6) months after the Closing Date, provided such employee continues to remain employed by the Company, Parent, the Surviving Corporation or an agent thereof (e.g. Administaff) on the date payment is due. If an Eligible Employee voluntarily terminates his or her employment prior to the Closing Date, or prior to the six (6) month anniversary thereof, as the case may be, the Eligible Employee will not be entitled to receive any remaining unpaid portion of such employee’s Bonus Amount. If an Eligible Employee’s employment is terminated for any reason other than cause prior to such employee’s receipt of his or her full Bonus Amount, the Parent, Surviving Corporation or an agent thereof shall pay the employee all of his or her remaining Bonus Amount within ten (10) business days of such employee’s termination. Parent and Surviving Corporation agree to take all necessary steps required to facilitate the payment of the Bonus Amounts in accordance with the terms of this Section 5.9, including (i) the reservation of the necessary funds to provide for the payment of the Bonus Amounts, (ii) the direction and the facilitation of the payment of the Bonus Amounts to Eligible Employees through the employer of the Eligible Employees, if other than the Surviving Corporation or Parent directly, and (iii) the withholding from the Bonus Amounts and payment to the applicable taxing authority of all applicable income, unemployment, FICA, social security and other taxes.

ARTICLE VI

CLOSING DELIVERIES OF THE PARTIES

6.1 Closing Deliveries of the Company and the Shareholders. At the Closing, the Company and the Shareholders, as appropriate, shall deliver the following documents to Parent.

(a) First Merger Articles of Merger. The Company shall deliver to Parent for filing with the Secretary of State of the State of Texas the First Merger Articles of Merger properly completed and fully executed on the Company’s behalf.

(b) Certificates. The Shareholders shall deliver the Certificates, as provided in Article I.

(c) Statement of Expenses. The Company shall deliver the Statement of Expenses pursuant to Section 5.2 hereof.

(d) Employment Agreements. Each of the employees of the Company whose name is listed on the Schedule of Continuing Employees mutually agreed to and certified by the Company and Parent and delivered in connection herewith shall have executed and delivered to Parent (i) an Employment Agreement satisfactory to Parent and (ii) Parent’s standard form of invention and confidential information agreement (collectively, the “Employment Agreements”), and such Employment Agreements shall be in effect as of the Effective Time of the First Merger.

(e) Resignation of Officers and Directors. The Company shall provide evidence satisfactory to Parent that (effective as of the Effective Time of the First Merger) each of the officers and directors of the Company in their capacities as such officers and directors has resigned and each such resignation shall be in effect as of the Effective Time of the First Merger

(f) Legal Opinion. Parent shall have received a legal opinion reasonably satisfactory to Parent from legal counsel to the Company.

(g) Certificate of Secretary of Company. The Company shall deliver a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Company’s Articles of Incorporation and Bylaws, each as amended to date, (ii) the valid and unanimous adoption of resolutions of the Company’s board of directors (whereby the Transaction, this Agreement, and the transactions contemplated hereby and thereby were unanimously approved by the board of directors), (iii) that the requisite shareholders have adopted and approved the Transaction, this Agreement, and the transactions contemplated hereby and thereby, (iv) that the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Transaction and the transactions contemplated hereby, (v) that the Company shall have timely obtained all consents, waivers, and approvals listed pursuant to Section 2.3 of the Company Disclosure Schedule, and (iv) that, effective no later than the day immediately preceding the Closing Date, the Company and its affiliates, as applicable, shall have terminated any and all severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement.

(h) Certificate of Good Standing. The Company shall deliver a long-form certificate of good standing from the Secretary of State of the State of Texas, which is dated within seven (7) business days prior to Closing.

(i) FIRPTA Compliance. The Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3).

6.2 Closing Deliveries of Parent.

At the Closing, Parent or Merger Sub I, as applicable, shall deliver the following to the Company or the Shareholders, as appropriate.

(a) Initial Consideration. Parent shall deliver the Initial Consideration, as provided in Article I.

(b) Certificate of Secretary of Parent. Parent shall deliver a certificate, validly executed by the Secretary of Parent, certifying as to (i) the valid adoption of resolutions of Parent’s Board of Directors (whereby the Transaction and the transactions contemplated hereunder were approved by the Board of Directors) and (ii) that Parent and Merger Subs shall have timely obtained all consents, waivers, and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c) Employment Agreements. Parent shall have executed and delivered the Employment Agreements.

(d) Articles of Merger and Certificate of Merger. Parent shall deliver to the Shareholder Representative a copy of the fully executed First Merger Articles of Merger, Second Merger Articles of Merger and Second Merger Certificate of Merger, and, after receipt of the filed First Merger Articles of Merger and Second Merger Articles of Merger from the Secretary of State of the State of Texas and Second Merger Certificate of Merger from the Secretary of State of the State of Delaware, a copy of such filed Articles of Merger and Certificate of Merger.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

7.1 Survival of Covenants, Agreements, Representations and Warranties. The representations, warranties, covenants and agreements of the Company, the Shareholders, Parent and Merger Subs contained in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith shall be deemed to survive the Closing and to remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto, until the indemnification obligations therefor terminates in accordance with Section 7.6; provided, however, that any rights of indemnification or other remedies relating thereto shall be subject to Section 7.6 and all other limitations contained in this Agreement.

7.2 “Losses” of any person or entity means any and all demands, claims, suits, actions, causes of action, proceedings, assessments, losses, damages, liabilities, taxes, costs and expenses incurred by such person or entity, including interest, penalties and attorneys’ fees, third-party expert and consultant fees and expenses, fines, judgments, awards and financial responsibility for investigation, removal and cleanup costs, natural resource damages, government oversight costs and costs for redesign and rework of software; provided, further, that “Losses” shall include special, consequential, or punitive damages only to the extent actually paid pursuant to a Third Party Claim (as defined below) but otherwise excludes special, consequential and punitive damages and in no case shall include a claim for diminution in Surviving Corporation’s value that is not actually paid or incurred by the Surviving Corporation. For purposes of this Agreement, it is agreed that for any “Losses” incurred as a result of a breach or inaccuracy of a representation made in Section 2.10 of this Agreement relating to the infringement or misappropriation of Patents (excluding any Losses associated with specific litigation set forth in Section 2.10(v) of the Company Disclosure Schedule and intellectual property matters set forth in Section 2.10(r) of the Company Disclosure Schedule dealt with specifically in Sections 7.3(b)(iii) and 7.3(b)(iv), respectively, below) shall be apportioned and paid in accordance with this Article VII such that: (a) Losses as to which any Claim Notice (as defined in Section 7.6 below) is delivered to the Shareholder Representative in accordance with Section 7.5 below prior to the first anniversary of the Closing Date shall be borne exclusively by the Shareholders; (b) Losses as to which any Claim Notice is delivered to the Shareholder Representative in accordance with Section 7.5 below after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date shall be borne 50% by the Shareholders and 50% by the Surviving Corporation, (c) Losses as to which any Claim Notice is delivered to the Shareholder Representative in accordance with Section 7.5 below after the second anniversary of the

Closing Date but prior to the thirty-eight month anniversary of the Closing Date shall be borne 25% by the Shareholders and 75% by the Surviving Corporation and (d) Losses as to which any Claim Notice is delivered to the Shareholder Representative in accordance with Section 7.5 below following the thirty-eight month anniversary of the Closing Date shall be borne exclusively by the Surviving Corporation.

7.3 Indemnification by the Shareholders.

(a) Each Shareholder agrees, severally but not jointly, only as to itself (but subject to Sections 7.6, 7.7 and 7.8 hereof), to indemnify and hold harmless Parent, any direct or indirect subsidiary of Parent and any officer, director or employee of Parent or any such subsidiary, the Surviving Corporation and their respective successors and assigns (each a “Parent Indemnitee”) from and against any and all Losses asserted against, imposed upon, or incurred by such party which arise out of or in connection with (i) any inaccuracy in, or any breach of, any representation or warranty of such Shareholder contained in Article III of this Agreement, or in any certificate, instrument, document or agreement delivered by such Shareholder pursuant to or in connection with this Agreement (it being agreed that for purposes of determining the amount, but not the existence of such inaccuracy or breach, of any Loss with respect thereto, all such representations and warranties of such Shareholder that are qualified as to materiality or by reference to a material adverse effect shall be deemed to be not so qualified); (ii) the failure by such Shareholder to perform any covenant, agreement, obligation or undertaking of it in this Agreement or in any certificate, instrument, document or agreement delivered by such Shareholder pursuant to or in connection with this Agreement; and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, damages, awards, costs and expenses (including reasonable, actual third-party fees and expenses) incident to any of the foregoing or incurred in connection with the enforcement of the rights of any Parent Indemnitee with respect to the foregoing.

(b) Each Shareholder agrees, severally but not jointly, only as to itself (but subject to Sections 7.6, 7.7 and 7.8 hereof), to indemnify and hold harmless each Parent Indemnitee from and against any and all Losses asserted against, imposed upon, or incurred by such Parent Indemnitee which arise out of or in connection with: (i) any inaccuracy in, or any breach of, any representation or warranty of the Company contained in Article II of this Agreement, or in any certificate, instrument, document or agreement delivered by or on behalf of the Company pursuant to or in connection with this Agreement or in connection with the transactions contemplated hereby (it being agreed that for purposes of determining the amount, but not the existence of such inaccuracy or breach, of any Loss with respect thereto, all such representations and warranties of such Shareholder that are qualified as to materiality or by reference to a material adverse effect shall be deemed to be not so qualified); (ii) a breach of any covenant or agreement to be performed by the Company prior to the Closing Date or such Shareholder (at any time) pursuant to this Agreement or any document delivered in connection herewith; (iii) fifty percent (50%) of any Losses in excess of $250,000 associated with litigation matters set forth in Section 2.10(v) of the Company Disclosure Schedule; (iv) fifty (50%) of any Losses associated with intellectual property matters set forth in Section 2.10(r) of the Company Disclosure Schedule; (v) any claim by a Shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a shareholder (other than the right to receive the Merger Consideration pursuant to this Agreement or dissenters’ rights under the applicable provisions of the TBCA), including any option, preemptive rights or rights to notice or to vote; (C) any rights under the Articles of Incorporation or Bylaws of the Company; or (D) any claim that his, her or its shares were wrongfully repurchased by the Company; and (vi) any and all actions, suits, proceedings, demands, assessments, judgments, damages, awards, costs and expenses (including reasonable third-party fees and expenses) incident to any of the foregoing or incurred in connection with the enforcement of the rights of any Parent Indemnitee with respect to the foregoing.

(c) The parties hereto acknowledge and agree that the rights of any Parent Indemnitee to indemnification pursuant to this Section 7.3 with respect to a representation or warranty or covenant of a Shareholder and the Company are an essential part of the economic terms of the Transaction, and that Parent’s and any other Parent Indemnitee’s rights to indemnification therefor shall in no way be limited or eliminated or otherwise affected by the fact that such Parent Indemnitee, or any of its directors, officers, employees or advisors, was at any time prior to the Closing or the execution of this Agreement aware (or should have become aware) that any such representation or warranty was untrue or incorrect or that any such covenant had been breached.

7.4 Indemnification by Parent

(a) Parent shall indemnify, defend and hold harmless each Shareholder, the Shareholder’s affiliates and their successors and assigns (each a “Shareholder Indemnitee” and together with each Parent Indemnitee, an “Indemnitee”) from and against, and shall reimburse each Shareholder Indemnitee against and in respect of, any and all Losses, that such Shareholder Indemnitee shall incur or suffer and that arise from (i) any breach or inaccuracy of any of Parent’s and Merger Subs’ representations and warranties contained in Article IV of this Agreement and (ii) any failure by Parent or Merger Subs to perform or comply with any covenant or agreement contained in this Agreement.

(b) The parties hereto acknowledge and agree that the rights of any Shareholder Indemnitee to indemnification pursuant to this Section 7.4 with respect to a representation or warranty or covenant by any of Parent or Merger Subs are an essential part of the economic terms of the Transaction, and that such Shareholder Indemnitees’ rights to indemnification therefor shall in no way be limited or eliminated or otherwise affected by the fact that such Shareholder, or any of its directors, officers, employees or advisors, as the case may be, was at any time prior to the Closing or the execution of this Agreement aware (or should have become aware) that any such representation or warranty was untrue or incorrect or that any such covenant had been breached.

7.5 Claims Procedures

(a) Third Party Claims. If a claim by a third party is made against an Indemnitee arising out of a matter for which such Indemnitee is entitled to be indemnified pursuant to this Section 7 (a “Third Party Claim”), the Indemnitee shall provide written notice (the “Third Party Claim Notice”) to the party from which indemnification is sought pursuant this Section 7 (the “Indemnitor”), in the case of a request for indemnification by the Shareholders, such notice to be delivered to the Shareholder Representative on behalf of the Shareholders, of such claim within 30 days of receiving notice of such Third Party Claim. The failure to deliver such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent (and only to the extent) that the Indemnitor is actually and materially prejudiced by such failure or such failure shall have increased an indemnification obligation hereunder. The Third Party Claim Notice shall set forth, to the best of the Indemnitee’s knowledge, all facts and other information with respect to the claim, including without limitation the anticipated Losses or a reasonable estimate thereof.

(i) Each Shareholder shall be entitled to participate in the defense of a Third Party Claim, individually or jointly, through their counsel, at their own expense, provided that with respect to any Third Party Claim, Parent shall control all proceedings taken in connection with such Third Party Claim and, without limiting the foregoing, may in its sole discretion, pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Governmental Entity with respect thereto, and may in its sole discretion, either pay the amount claimed and sue for a refund where applicable law permits such refund suits, settle or contest the Third Party Claim in any permissible manner.

(ii) So long as any Shareholder is participating in the defense of a Third Party Claim in good faith, Parent shall reasonably cooperate with such Shareholder by providing records and information that are reasonably relevant to such Third Party Claim. Parent shall not settle or compromise any Third Party Claim without the written consent of the Shareholders, provided that the Shareholder Representative is authorized to provide written consent for all Shareholders, which consent will not be unreasonably withheld or delayed. No such consent will be required if Parent agrees in writing to forego all claims for indemnification from the Shareholders with respect to such Third Party Claim, or Parent reasonably believes itself to be potentially or actually exposed to Losses in excess of amounts reasonably expected to be received or from the Shareholders, to non-monetary remedies or to reputational harm; provided, however, that Parent uses reasonable efforts to obtain in such settlement a release of the Shareholders with respect to all such Third Party Claims

(iii) The Indemnitor shall be responsible for the fees and expenses of counsel employed by the Indemnitee, provided that in no event shall the Indemnitor be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

(b) Procedures for Direct Claims. In the event any Indemnitee should have a claim against any Indemnitor under this Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnitee (a “Direct Claim” and together with a Third Party Claim, each a “Claim”), the Indemnitee shall deliver written notice (the “Direct Claim Notice”) of such Direct Claim to the Indemnitor, in the case of a request for indemnification by the Shareholders, such notice to be delivered to the Shareholder Representative on behalf of the Shareholders. The failure to deliver such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent (and only to the extent) that the Indemnitor is actually and materially prejudiced by such failure or such failure shall have increased indemnification obligation hereunder. The Direct Claim Notice shall set forth, to the best of the Indemnitee’s knowledge, all facts and other information with respect to the claim, including without limitation the anticipated Losses or a reasonable estimate thereof. If the Indemnitor does not notify the Indemnitee within 30 calendar days following its receipt of the Direct Claim Notice that the Indemnitor disputes its liability to the Indemnitee (such notice on behalf of the Shareholders to come from the Shareholder Representative), such Direct Claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of such Indemnitor and the Indemnitor shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the Direct Claim (or any portion thereof) is estimated, on such later date when the amount of such Direct Claim (or such portion thereof) becomes finally determined.

7.6 Termination of Indemnification. The parties will only have liability for indemnification under this Section 7 to the extent a Indemnitee delivers a Third Party Claim Notice or Direct Claim Notice, as the case may be (each a “Claim Notice”), to the Indemnitor prior to the expiration of the following survival periods:

(a) Indemnification by Shareholders.

(i) with respect to the obligations of any Shareholder to indemnify any Parent Indemnitee pursuant to Sections 7.3(a) or (b) (other than (A) insofar as such Sections relate to Sections 2.2 (Capital Structure), 2.3 (Authority), 2.7 (Tax Matters), 2.9 (Title to Properties), 2.10 (Intellectual Property) and 2.18 (Environmental Matters) of this Agreement (collectively, the “Key Representations”) or (B) Losses associated with litigation matters set forth in Section 2.10(v) of the Company Disclosure Schedule and Losses associated with intellectual property matters set forth in Section 2.10(r) of the Company Disclosure Schedule (collectively, the “Specified Indemnities”)), the effective period shall commence on the Closing Date and shall expire thirty-eight (38) months from the Closing Date,

(ii) with respect to the obligations of any Shareholder to indemnify any Parent Indemnitee pursuant to Section 7.3(b) insofar as such obligations relate to the Key Representations, the effective period shall commence on the Closing Date and shall terminate upon the expiration of the relevant statute of limitations, taking into account extensions thereof,

(iii) with respect to the obligations of any Shareholder to indemnify any Parent Indemnitee as to Losses associated with the Specified Indemnities, the effective period shall commence on the Closing Date and shall terminate upon the six (6) year anniversary of the Closing Date.

(iv) provided, that in each of the foregoing instances, such obligations shall not terminate with respect to any item as to which any Parent Indemnitee has, before the expiration of such applicable period, previously delivered a claim against the Shareholders by delivering a notice to the Shareholder Representative in accordance with this Agreement.

(b) Indemnification by Parent. With respect to Parent, the liability for indemnification for a breach of representations, warranties and covenants (including the indemnification covenants of Section 7.4) of Parent and Merger Subs shall expire thirty-eight (38) months from the Closing Date, except that such obligations shall not terminate with respect to any item as to which any Shareholder Indemnitee has, before the expiration of such period, previously delivered a claim against Parent by delivering notice through the Shareholder Representative in accordance with Section 7.5.

7.7 Cumulative Remedy. In addition to seeking indemnification under Section 7.9 below from the Hold Back Amount and setoff against the Earnout, Parent may, in its discretion, seek indemnification for Losses directly from the Shareholders, but only after first proceeding against the

Hold Back Amount and Earnout so long as they appear reasonably able to satisfy all known claims. Neither Section 7.9 hereof nor, at any time, the amount (even if zero) of the Hold Back Amount (as the same may be reduced from time to time) or the Earnout shall operate to limit or restrict in any way the rights of any person or entity to indemnification under this Article VII.

7.8 Limitation of Indemnification.

(a) Notwithstanding anything to the contrary in this Agreement, with respect to all the indemnification obligations set forth in this Article VII of this Agreement (other than Specified Indemnities for which Losses shall be handled pursuant to subsections 7.3(b)(iii-iv)), the Shareholders shall not be liable for any Losses unless the aggregate amount of all Losses for which indemnification is sought by such Indemnitor exceeds on a cumulative basis $100,000 (the “Indemnity Basket”), but if the aggregate amount of all Losses exceeds such amount, the Parent Indemnitees shall be entitled to indemnification for all such Losses, including the Indemnity Basket.

(b) Except as set forth in Section 7.8(c) below, the maximum amount a Parent Indemnitee may recover from a Shareholder individually pursuant to the indemnity set forth in this Article VII for Losses shall be limited to such Shareholder’s pro rata portion of the total Earnout payments and the maximum amount the Shareholder Indemnitees collectively may recover from Parent pursuant to the indemnity set forth in this Article VII for Losses shall be limited in the aggregate to the total Earnout payments.

(c) Notwithstanding anything to the contrary in this Agreement, the limitations set forth in this Section 7.8 shall not be applicable to any Losses incurred due to fraud or any willful misconduct or willful concealment by or on behalf of any Shareholder, the Company or Parent.

7.9 Reduction of Hold Back Amount; Right of Set-Off Against Earnout; Right of Set-Off Against Hold Back Amount.

(a) Parent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to apply all or any portion of the Hold Back Amount at any time held against any indemnification obligation set forth in any Claim Notice delivered to the Shareholder Representative in accordance with Sections 7.5 and 7.6, subject to the other provisions of this Article VII, including Section 7.10 below; provided, however, that the Shareholders are hereby entitled, to the fullest extent permitted by law, to also set-off against any such portion of the Hold Back Amount applied by Parent toward any such indemnification obligation the amount of any indemnification obligation of Parent set forth in any Claim Notice delivered to Parent in accordance with Sections 7.5 and 7.6, subject to the other provisions of this Article VII, including Section 7.10 below.

(b) The Hold Back Amount shall be reduced from time to time by any amount, without duplication, (i) that has been determined by arbitration pursuant to Section 7.10 to be owing by a Shareholder to a Parent Indemnitee, (ii) that a Shareholder or the Shareholder Representative has agreed in writing shall be applied against the Hold Back Amount and permanently retained by Parent, or (iii) that is distributed to Shareholders pursuant to Section 7.10 or 7.11 hereof; provided, however, that any reduction shall be off-set from time to time by any amount, without duplication, that (i) has been determined by arbitration pursuant to Section 7.10 to be owing by Parent to the

Shareholders or (ii) that Parent has agreed in writing shall be so applied pursuant to this Section 7.9(b).

(c) If (i) the Hold Back Amount has been exhausted and (ii) Parent has made a Claim or Claims in accordance with the terms of this Agreement for an amount or amounts in aggregate in excess of the balance of the Hold Back Amount available at such time, Parent is hereby authorized at any time thereafter and from time to time, to the fullest extent permitted by law, to apply all or any portion of the Earnout (until paid) to satisfy any indemnification obligation of the Company or Shareholders set forth in any such Claim, subject to the other provisions of this Article VII.

7.10 Dispute Resolution. In the event that (a) an Indemnitor objects to a Claim Notice or (b) the Shareholder Representative disputes (i) Parent’s determination to pay to itself or any other Indemnitee any portion of the Hold Back Amount or (ii) Parent’s determination to apply all or any portion of the Earnout against a Claim or Claims, the objecting party shall notify the Indemnitee, in the case of an objection pursuant to Section 7.10(a), or Parent, in the case of an objection pursuant to Section 7.10(b), in writing within thirty (30) days after receipt of notice of a Claim of such dispute (an “Objection Notice”) and the Shareholder Representative and Parent shall attempt in good faith to resolve such dispute within sixty (60) days of delivery of such Objection Notice. If such dispute is not so resolved within such 60-day period, then either Parent or the Shareholder Representative may demand arbitration of the matter to be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative; provided, however, that no such arbitration may be initiated more than six months after the receipt by the Shareholder Representative of the applicable Claim Notice and upon the expiration of such period the Claim will be deemed undisputed. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such 30-day period, Parent and the Shareholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Shareholder Representative fails to select an arbitrator during this 15-day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent. Any such arbitration shall be held in Salt Lake City, Utah under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any Claim shall be final, binding, and conclusive upon the parties to this Agreement and the Shareholders. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

7.11 Distributions to Shareholders. Promptly following the date that is thirty-eight (38) months from the Closing Date, Parent will distribute to the Shareholder Representative for payment to Shareholders (or directly to Shareholders as instructed by the Shareholder Representative), any remaining amount of the Hold Back Amount that is not subject to claim and has not otherwise been distributed.

7.12 Shareholder Representative.

(a) Each Shareholder, by the execution and delivery of this Agreement, hereby consents and agrees to the appointment of Christopher L. Wasden as the “Shareholder Representative” for purposes of all matters expressly set forth in this Agreement to be performed by the Shareholder Representative including without limitation representing the interests of such Shareholder in any dispute relating to this Agreement in accordance with Sections 1.12 and 7.10. As to any matter not expressly provided for by this Agreement, the Shareholder Representative shall not be required to exercise any discretion or to take any action that exposes the Shareholder Representative to personal liability or that is contrary to this Agreement or applicable law. The Shareholder Representative may be removed at any time upon the written election of Shareholders who are owed more than fifty percent (50%) of the aggregate Hold Back Amount remaining to be distributed at any time; provided that such Shareholders elect a replacement Shareholder Representative reasonably acceptable to Parent. Each Shareholder hereby constitutes and appoints the Shareholder Representative, including any replacement of any such Shareholder Representative, as attorney-in-fact for such Shareholder with full power of substitution and authority, in his discretion, to enforce this Agreement against the parties hereto, and to execute any amendment or waiver of this Agreement and any other document or instrument necessary or advisable in order to carry out the provisions of this Agreement, to give and receive notices and communications and, without limiting the foregoing provisions of this Section 7.12, dispute any decision of Parent to pay itself or any Indemnitee hereunder, to agree to, negotiate, enter into settlements and compromises of, and to comply with orders of courts with respect to any dispute or loss, and to take all actions necessary or appropriate in the reasonable judgment of the Shareholder Representative for the accomplishment of the foregoing; provided, however, that the Shareholder Representative shall not have the power or authority to execute an amendment, waiver, document or other instrument that, notwithstanding any other provision to the contrary, increases in any material respect the obligations or liabilities of any Shareholder without the prior written consent of that Shareholder. For avoidance of doubt, the parties hereto agree that the foregoing sentence shall not prevent the Shareholder Representative from agreeing to any payment from the Hold Back or Earnout to Parent. The Shareholders shall be responsible for the payment of all fees and expenses reasonably incurred by the Shareholder Representative in performing his duties under this Agreement. Without limiting any other right of the Shareholder Representative, the Shareholder Representative shall be provided reasonable access to information regarding the Company for purposes of performing his duties hereunder, provided that the Shareholder Representative shall treat confidentially any non-public information.

(b) All decisions of the Shareholder Representative may be relied upon by any third person, and shall be binding and conclusive upon each Shareholder.

(c) The Shareholder Representative shall not be liable, responsible or accountable in damages or otherwise to the Shareholders for any loss or damage incurred by reason of any act or failure to act by such Shareholder Representative, and each Shareholder shall indemnify and hold harmless the Shareholder Representative against any loss or damage except to the extent that such loss or damage shall have been the result of the individual gross negligence or willful misconduct of such Shareholder Representative.

7.13 Merger Consideration Adjustment; Taxes. The parties hereto agree that any amounts paid to an Indemnitee hereunder shall be treated as an adjustment to the applicable Merger Consideration paid by Parent pursuant to this Agreement for all tax purposes to the extent consistent with the provisions of applicable law.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, in the case of international express courier (such as DHL) delivery, two (2) business days after shipment, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days’ advance written notice to the other party pursuant to the provisions above):

(a) if to Parent, Merger Sub I, Merger Sub II or the Surviving Corporation, to:

    Sonic Innovations, Inc.

    2795 East Cottonwood Parkway, Suite 660

    Salt Lake City, Utah 84121

    Attention: Stephen L. Wilson, Chief Financial Officer

    Facsimile No.: (801) 365-3002

with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.

    2795 E. Cottonwood Parkway, Suite 300

    Salt Lake City, Utah 84121

    Attention: Mark Bonham

    Facsimile No.: (801) 993-6499

(b) if to the Company, to:

    Tympany, Inc.

    12807 Royal Drive, Suite 101

    Stafford, TX 77477

    Attention: Christopher L. Wasden, President

    Facsimile No.: (281) 313-5844

with a copy to:

    Gray Cary Ware & Freidenrich LLP

    1221 South MoPac Expressway, Suite 400

    Austin, Texas 78746-6875

    Attention: Albert J. Li

    Facsimile No.: (512) 457-7001

(c) if to the Shareholder Representative, to:

    Christopher L. Wasden

    c/o Tympany, Inc.

    12807 Royal Drive, Suite 101

    Stafford, TX 77477

    Facsimile No.: (281) 313-5844

(d) if to the Shareholders to the addresses set forth on the signature pages hereto.

8.2 Interpretation. Any reference to a party’s “knowledge” means the actual knowledge of the party, if an individual, or, if an entity, that party’s executive officers after due inquiry, which may be satisfied by consultation with the party’s executive officers and other key personnel as said executive officers or the party deem appropriate. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.3 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Shareholder Representative shall have the express rights articulated in Article VII hereof; and (c) shall be assigned by Parent and Surviving Corporation, together with their respective obligations hereunder, and binding upon their respective successors and assigns whether by means of merger, consolidation, tender offer or the sale of all or substantially all of Parent’s and/or Surviving Corporation’s assets, as the case may be, and provided further that Parent and Merger Subs may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

8.5 Amendment. This Agreement may be amended by the parties hereto only by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.5, the Shareholders agree that any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders whether or not they have signed such amendment.

8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the TBCA with respect to matters in this Agreement addressing the procedures and legal effect of the Transaction, and with respect to everything else related to this Agreement, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Salt Lake County, Utah, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.10 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

TYMPANY, INC.

By:
Christopher L. Wasden, President

SONIC INNOVATIONS, INC.

By:

Name:

Title:

SAXOPHONE MERGER SUB, INC.

By:

Name:

Title:

SAXOPHONE ACQUISITION CORPORATION

By:

Name:

Title:

Signature Page to Agreement and Plan of Reorganization

SHAREHOLDER REPRESENTATIVE

By:
Christopher L. Wasden

Signature Page to Agreement and Plan of Reorganization

SHAREHOLDER:

If the Shareholder is an individual:

Signature

Name Printed

Address

Facsimile

If the Shareholder is a partnership, corporation, limited liability company or trust:

Name of Entity Stockholder

By:

Name:

Title:

Address

Facsimile

Signature Page to Agreement and Plan of Reorganization

Exhibit A

First Merger Articles of Merger

Exhibit B

Second Merger Articles of Merger

Exhibit C

Second Merger Certificate of Merger